UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): January 12, 2023

HEARTLAND MEDIA ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41152	86-2016556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3282 Northside Pkwy, Suite 275, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (470) 355-1944
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	HMA.U	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	HMA	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HMA.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2023, Heartland Media Acquisition Corp. (the “Company”) received a notice letter (the “Notice”) from The New York Stock Exchange (the “NYSE”) indicating that the Company is not currently in compliance with the provision of Section 802.01B of the NYSE Listed Company Manual requiring the Company to maintain a minimum of 300 public stockholders on a continuous basis (the “Minimum Public Stockholders Requirement”).

Pursuant to the Notice, the Company is subject to the procedures set forth in Sections 801 and 802 of the NYSE Listed Company Manual, and accordingly must submit to the NYSE within 45 days of receiving the Notice a business plan that demonstrates how the Company expects to return to compliance with the Minimum Public Stockholders Requirement within 18 months of receiving the Notice.  The Company intends to submit such a business plan to the NYSE by the required deadline to regain compliance with the Minimum Public Stockholders Requirement within the required timeframe.

The Company’s business plan will be reviewed by the Listings Operations Committee (the “Committee”) of the NYSE.  If the Committee accepts the plan, the Company will be subject to quarterly monitoring for compliance with the plan.  If the Committee does not accept the plan, the Company will be subject to suspension and delisting procedures.

During such time as the Company is deemed noncompliant with the Minimum Public Stockholders Requirement, the Company’s Class A common stock, warrants, and units will bear the indicator “.BC” on the consolidated tape to indicate noncompliance with the NYSE’s quantitative continued listing standards.

The Notice and the procedures described above have no current effect on the continued listing of the Company’s securities on the NYSE, subject to the Company’s compliance with the NYSE’s other applicable continued listing requirements.

Information Regarding Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to expectations or forecasts concerning future events.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to, the Company’s management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including the Company’s ability to submit to the NYSE a satisfactory business plan to regain compliance with the NYSE’s continued listing standards; the Company’s ability to evidence that it has at least 300 public stockholders; and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

Item 7.01.	Regulation FD Disclosure.

On January 19, 2023, the Company issued a press release regarding its receipt of the Notice.  A copy of such press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 19, 2023.
104	Cover Page Interactive Data File (Embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 19, 2023	HEARTLAND MEDIA ACQUISITION CORP.

		By:	/s/ Robert S. Prather, Jr.
		Name:	Robert S. Prather, Jr.
		Title:	Chief Executive Officer